UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PLx Pharma Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 14, 2019

This supplement revises the Definitive Proxy Statement, dated January 1, 2019 (the “Proxy Statement”), previously furnished to stockholders of PLx Pharma Inc., a Delaware corporation (the “Company”), in connection with the Special Meeting of Stockholders (the “Special Meeting”) to be held on February 14, 2019. Unless the context otherwise requires, references herein to “we”, “us”, “our” or the “Company” refer to the Company. References in the Proxy Statement to the Special Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

Annex A

After filing the Proxy Statement, the Company discovered that, due to a clerical error, an incorrect version of the form of charter amendment attached as Annex A was inadvertently filed with the Proxy Statement. While Proposal 1 regarding the approval of an amendment to the Company’s Certificate of Incorporation to authorize 1,000,000 shares of “blank check” preferred stock reflected the Company’s intention that our Board of Directors be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and rights of the shares constituting any series of the preferred stock, in each case without any further action or vote by our stockholders, the filed version of Annex A inadvertently did not include such statement.

The purpose of this supplement is to replace the form of Certificate of Amendment to the Company’s Certificate of Incorporation that was set forth as Annex A to the Proxy Statement with the following Annex A (with additions indicated with italicized text):

Annex A

FORM OF
CERTIFICATE OF AMENDMENT
TO THE
AMENDED
CERTIFICATE OF INCORPORATION
OF
PLX PHARMA INC.
_______________________________________________
Pursuant to Section 242 of the General Corporation Law of the State of Delaware

It is hereby certified that:

1.       The name of the corporation is: PLx Pharma Inc. (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on [●].

2.       The Certificate of Incorporation of the Corporation is hereby amended by striking Article “FOURTH”, Section 1 thereof, so that, as amended said Article “FOURTH”, Section 1 shall read in its entirety, as follows:

“1. Classes of Stock. The total number of shares which the Corporation is authorized to issue is One Hundred One Million (101,000,000) shares, consisting of One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and One Million (1,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). The Board of Directors of the Corporation is hereby authorized, at its discretion, by filing one or more certificates pursuant to the Delaware General Corporation Law, to provide for one or more series of Preferred Stock out of the unissued shares of Preferred Stock and, with respect to any series, to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the Corporation’s stockholders.”

3.       The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the Board of Directors of the Corporation and the stockholders entitled to vote thereon in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by the undersigned this [●] day of [●], 2019.

PLX PHARMA INC.

By:
Name:
Title:

Conclusion

This supplement should be read in conjunction with the Proxy Statement, which remains unchanged in all respects except for the revisions set forth in this supplement. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement controls. Capitalized terms not otherwise defined in this supplement shall have the meanings ascribed to such terms in the Proxy Statement.

If you have already voted your shares and do not wish to change your vote on Proposal 1, no further action is necessary. You do not need to submit a new proxy card unless you wish to change your vote on Proposal 1. All validly executed proxy cards or votes cast via the Internet or telephone at any time (either prior to or after the date hereof) indicating a vote for or against Proposal 1 will be deemed to constitute a vote for or against approval of Proposal 1 as revised and described in this supplement. If you have already voted your shares and you wish to change your vote on any matter, you may revoke your proxy before it is voted at the Special Meeting by: (1) sending written notice of revocation to our Corporate Secretary; (2) submitting a new, proper proxy dated later than the date of the revoked proxy; or (3) attending the Special Meeting and voting in person. If you beneficially own shares held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Special Meeting if you obtain a legal proxy as described above. Attendance at the Special Meeting will not, by itself, revoke a proxy.

The date of this supplement to the Proxy Statement is February 13, 2019.